UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Between July 31, 2015 and August 5, 2015, Vapor Corp. (the “Company”) repaid a total of $4,567,000 in original principal amount of outstanding notes and debentures in addition to approximately $632,094 in accrued interest and prepayment penalties, for a total payment of $5,199,094. The amounts repaid included amounts outstanding under the Company’s $1,250,000 convertible notes due November 2015, the Company’s $567,000 convertible notes due January 2016, the Company’s $1,000,000 secured promissory notes due March 2016, and the Company’s $1,750,000 convertible debentures due between September 2015 and December 2015. The Company is presently evaluating whether additional prepayment premiums are owed to holders of the convertible notes due November 2015. Other than these potential payments owed to the November 2015 note holders, none of the foregoing obligations remain outstanding as a result of the repayments described herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: August 6, 2015	By:	/s/ James Martin
James Martin, Chief Financial Officer